FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of January 10, 2011, by and between PIZZA INN, INC., a Missouri corporation, and its subsidiaries (herein individually and collectively referred to as the "Borrower") and AMEGY BANK NATIONAL ASSOCIATION (the "Lender").

RECITALS:

WHEREAS, Borrower and Lender are party to that Loan Agreement dated as of January 11, 2010 (as the same has been or may be renewed, extended, amended and restated, the "Loan Agreement"); and

WHEREAS, Borrower has requested that Lender agree to, among other things, increase the Guidance Loan Commitment, extend the Guidance Advance Period, amend the Fixed Charge Coverage Ratio covenant and make certain other changes. Subject to the conditions set forth in this Amendment, Lender has agreed to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, the parties to this Amendment, for good, fair and valuable consideration, the receipt and reasonable equivalency of which are hereby acknowledged, do hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Defined Terms; References. Unless otherwise stated in this Amendment (a) terms defined in the Loan Agreement have the same meanings when used in this Amendment, and (b) references to "Sections," "Schedules" and "Exhibits" are to sections, schedules and exhibits to the Loan Agreement.

ARTICLE II
AMENDMENTS

Section 2.1 Amendments to Definitions in Section 1.01.

(a) The following definitions in Section 1.1 of the Loan Agreement are amended and restated in their entirety as follows:

"Fixed Charge Coverage Ratio" means, for the Borrower on a consolidated basis, and on any date of determination, the ratio of (a) the sum of (i) EBITDA plus (ii) Rent Expenses and operating lease payments minus (iii) Non-Financed Capital Expenditures minus (iv) dividends minus (v) the amount paid to purchase any stock or other equity interests in Borrower to (b) the sum of (i) all principal payments made or required to be made on indebtedness during the 12-month period then ending plus (ii) Interest Expense plus (iii) Taxes paid in cash plus (iv) 80% of Rent Expenses, in each case determined for the 12-month period then ending.

"Guidance Advance Period" means, with respect to Guidance Loans, the period from the Closing Date through and including January 11, 2012.

"Guidance Loan Commitment" means the obligation of the Lender to make Guidance Loans pursuant to Section 2.1(b) in an aggregate principal amount up to but not exceeding Two Million Five Hundred Sixty Thousand and No/100 Dollars ($2,560,000), subject, however, to termination pursuant to Section 2.1(b) or 10.2.

(b) The definition "Stock Repurchase Test Ratio" in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

Section 2.2 Amendment to Section 2.1(a)(ii). Section 2.1(a)(ii) of the Loan Agreement is amended and restated to read in its entirety as follows:

(ii) Repayment of Revolving Credit Advances. The Borrower shall repay the unpaid principal amount of all Revolving Credit Advances on the Revolving Maturity Date, unless sooner due by reason of acceleration by the Lender as provided in this Agreement.

Section 2.3 Amendment to Section 2.1(b). Section 2.1(b) of the Loan Agreement is amended by deleting the words "up to four" from the first sentence.

Section 2.4 Amendment to Section 2.1(b)(i). Section 2.1(b)(i) of the Loan Agreement is amended and restated to read in its entirety as follows:

(i) The Guidance Term Note. The obligation of the Borrower to repay the Guidance Loans and interest thereof shall be evidenced by the Guidance Term Note executed by the Borrower, payable to the order of the Lender, in the principal amount of Two Million Five Hundred Sixty Thousand and No/100 Dollars ($2,560,000).

Section 2.5 Amendment to Section 2.1(b)(ii). Section 2.1(b)(ii) of the Loan Agreement is amended by deleting the percentage "60%" and inserting the percentage "65%" in lieu thereof.

Section 2.6 Amendment to Section 3.2(a)(ii). Section 3.2(a)(ii) of the Loan Agreement is amended by deleting the reference "Section 2.2(b)" and inserting the reference "Section 2.3(b)" in lieu thereof.

Section 2.7 Amendment to Section 8.4. Section 8.4 of the Loan Agreement is amended and restated to read in its entirety as follows:

Section 8.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, Property, or obligations) on account of its equity interests, or redeem, purchase, retire, or otherwise acquire any of its equity interests, or permit any of its Subsidiaries to purchase or otherwise acquire any equity interest of the Borrower or another

Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its equity interests or for any redemption, purchase, retirement, or other acquisition of any of its equity interests except that the Borrower may redeem, purchase, retire or otherwise acquire any of its equity interests so long as no Default or Event of Default exists at the time thereof or would result therefrom.

Section 2.8 Amendment to Section 9.1. Section 9.1 of the Loan Agreement is amended and restated to read in its entirety as follows:

Section 9.1 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio, tested at the end of each fiscal quarter, to be less than 1.25 to 1.00.

Section 2.9 Amendment to Exhibit A. All references in the Loan Agreement to "Exhibit A" shall be deemed to refer to the "Exhibit A" attached hereto as Exhibit A.

Section 2.10 Amendment to Exhibit C. All references in the Loan Agreement to "Exhibit C" shall be deemed to refer to the "Exhibit C" attached hereto as Exhibit C.

Section 2.11 Amendment to Exhibit D. All references in the Loan Agreement to "Exhibit D" shall be deemed to refer to the "Exhibit D" attached hereto as Exhibit D.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent. Notwithstanding any contrary provisions herein, this Amendment is not effective unless and until:

(a) the representations and warranties in this Amendment and in the Loan Agreement are true and correct;

(b) the Lender shall have received counterparts of this Amendment executed by each party named below;

(c) the Lender shall have received counterparts of the Amended and Restated Guidance Term Note executed by Borrower;

(d) the Lender shall have received reimbursement for all costs and expenses incurred by it in connection with this Amendment and the other transactions to the extent invoiced; and

(e) the Lender shall have received such other documents, instruments and certificates as reasonably requested by it in connection with this Amendment.

ARTICLE IV
NO WAIVER

Section 4.1 No Waiver. Nothing contained herein shall be construed as a consent to or waiver of any Default or Event of Default which may now exist or hereafter occur or any violation of any term, covenant or provision of the Loan Agreement or any other Loan Document. All rights and remedies of the Lender are hereby expressly reserved with respect to any such Default or Event of Default. Nothing contained herein shall affect or diminish the right of the Lender to require strict performance by Borrower of each provision of any Loan Document to which Borrower is a party, except as expressly provided herein. All terms and provisions and all rights and remedies of the Lender under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

ARTICLE V
MISCELLANEOUS

Section 5.1 Ratifications. This Amendment modifies and supersedes all inconsistent terms and provisions of the Loan Documents, and except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect. Borrower and Lender agree that the Loan Documents, as amended by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 5.2 Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) this Amendment and any Loan Documents to be delivered under or in connection with this Amendment have been duly executed and delivered by Borrower, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Amendment and any Loan Document to be delivered under or in connection with this Amendment, (c) this Amendment and any Loan Documents to be delivered under or in connection with this Amendment are valid and binding upon Borrower and are enforceable against Borrower in accordance with their respective terms, (d) the execution, delivery, and performance by Borrower of this Amendment and any Loan Documents to be delivered under or in connection with this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any applicable laws, agreements or understandings to which Borrower is a party or by which Borrower is bound, (e) the representations and warranties contained in the Loan Agreement, as amended by this Amendment, and any other Loan Document are true and correct in all material respects as of the date of this Amendment (except for any representations and warranties that speak to a specific date prior to the date of this Amendment), and (f) as of the date of this Amendment, no Defaults or Events of Default exist.

Section 5.3 References. All references in the Loan Documents to the "Loan Agreement" refer to the Loan Agreement as amended by this Amendment. This Amendment is a "Loan Document" as referred to in the Loan Agreement and the provisions relating to Loan Documents in the Loan Agreement are incorporated herein by reference, the same as if set forth verbatim in this Amendment.

Section 5.4 Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

Section 5.5 Parties Bound. This Amendment binds and inures to the benefit of Borrower and Lender and their respective successors and assigns.

Section 5.6 Entirety. THIS AMENDMENT, THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BORROWER:

PIZZA INN, INC.

By: [signature]
Name: Charles R. Morrison
Title: CFO

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:______________________________
Monica Alexander
Senior Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

BORROWER:

PIZZA INN, INC.

By:______________________________

Name:____________________________

Title:_____________________________

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By: Monica M. Alexander

Monica Alexander

Senior Vice President

EXHIBIT A

Compliance Certificate

[See Attached]

COMPLIANCE CERTIFICATE

This Compliance Certificate (this "Certificate") is delivered pursuant to the Loan Agreement dated as of January 11, 2010 (as amended, restated, modified or supplemented from time to time, the "Loan Agreement"), between PIZZA INN, INC., a Missouri corporation, and its subsidiaries party thereto from time to time (individually and collectively, the "Borrower") and AMEGY BANK NATIONAL ASSOCIATION (the "Lender"). Unless otherwise defined, terms used herein (including the exhibits hereto) have the meanings provided in the Loan Agreement.

The undersigned, being the duly elected, qualified and acting ________ of the Borrower, hereby certifies and warrants that:

He or she is the ____________ of the Borrower, and that, as such, he or she is authorized to execute this Certificate on behalf of the Borrower.

As of _______________, 20__:

*[Use following for Fiscal **Year-end** financial statements]*

1. Attached hereto as Schedule 1 are the annual financial statements required by Section 7.1(a) of the Loan Agreement for the fiscal year of the Borrower ended as of the date set forth above.

*[Use following for **Month-end** financial statements]*

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.1(b) of the Loan Agreement for the month ended as of the date set forth above.

2. All unaudited financial statements fairly and accurately present the financial condition and results of operations of the Borrower and its Subsidiaries, on a consolidated basis, in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

3. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

4. A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and its Subsidiaries performed and observed all its Obligations under the Loan Documents [*add, if applicable:* except as hereinafter listed], and to the best knowledge of the undersigned as of the date hereof no Default or Event of Default under the Loan Agreement has occurred and is continuing as of the date hereof [*add, if applicable:* except the following list of each Default or Event of Default under the Agreement, and its nature and status, that has occurred and is continuing as of the date of this Certificate.]

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto, calculated as set forth in the Loan Agreement, are true and accurate on and as of the date set forth above.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of _____________, 20__.

PIZZA INN, INC.,
a Missouri corporation

By:_________________________________
Name:
Title:

SCHEDULE 1

Financial Statements

SCHEDULE 2

Financial Covenants

1.	Fixed Charge Coverage Ratio		
	a)	EBITDA:	$___________
	b)	Rent Expenses and operating lease payments:	$___________
	c)	Non-Financed Capital Expenditures:	$___________
	d)	dividends:	$___________
	e)	amount paid to purchase any stock or other equity interests in Borrower:	$___________
	f)	all principal payments made or required to be made on indebtedness during the 12-month period then ending:	$___________
	g)	Interest Expense:	$___________
	h)	Taxes paid in cash:	$___________
	i)	Rent Expense:	$___________
	j)	80% of Line 1(i)	$___________
	k)	Fixed Charge Coverage Ratio = [Line 1(a) + 1(b) – 1(c) – 1(d) – 1(e)] ÷ [Lines 1(f) + 1(g) + 1(h) + 1(j)]:	___________
	l)	Ratio to be not less than:	1.25:1.00
	m)	Borrower is in compliance with the covenant:	Yes No
2.	Balance Sheet Leverage Ratio		
	a)	Total Liabilities:	$___________
	b)	Tangible Net Worth:	$___________
	c)	Balance Sheet Leverage Ratio = [Line 2(a)] ÷ [Line 2(b)]:	___________
	d)	Ratio to be not more than:	2.50:1.00

	e)	Borrower is in compliance with the covenant:	Yes No
3.	Asset Coverage Ratio		
	a)	accounts receivable:	$__________
	b)	inventory:	$__________
	c)	property, plant and equipment:	$__________
	d)	outstanding Debt:	$__________
	e)	Asset Coverage Ratio = [Lines 3(a) + 3(b) + 3(c)] ÷ [Line 3(d)]:	$__________
	f)	Ratio to be not less than:	1.25:1.00
	g)	Borrower is in compliance with this covenant:	Yes No

EXHIBIT C

Guidance Term Note

[See Attached]

AMENDED AND RESTATED GUIDANCE TERM NOTE

$2,560,000.00 Dallas, Texas January 10, 2011

FOR VALUE RECEIVED, the undersigned, **PIZZA INN, INC.**, a Missouri corporation (the "Maker"), hereby promises to pay to the order of **AMEGY BANK NATIONAL ASSOCIATION** (the "Lender"), at its offices at 2501 North Harwood, Dallas, Texas 75201, or at such other location as the Lender may designate to the Maker in writing, on or prior to the Term Loan Maturity Date (as defined in the Loan Agreement), in lawful money of the United States of America, the principal sum of TWO MILLION FIVE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($2,560,000.00) or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining as herein specified.

This Guidance Term Note (this "Note") has been executed and delivered by the Maker pursuant to the terms of that certain Loan Agreement dated as of the date hereof, by and between the Maker and the Lender (as the same may be amended, supplemented, restated or modified from time to time, the "Loan Agreement") and is the Guidance Term Note described therein. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement. Reference is made to the Loan Agreement for all terms and provisions affecting this Note.

The outstanding principal balance of each Guidance Loan shall be due and payable on the Term Loan Maturity Date. The principal of each Guidance Loan and interest accruing thereon shall be due and payable as provided in the Loan Agreement.

The Maker shall have the right to prepay, at any time and from time to time without premium or penalty (other than those set forth in the Loan Agreement, if any), the entire unpaid principal balance of this Note or any portion thereof in accordance with the Loan Agreement.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of the Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the Maker. In determining whether or not the interest paid or payable exceeds the Maximum Lawful Rate, Maker and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in parts the total amount of interest throughout the entire contemplated term of the indebtedness

evidenced by this Note so that the interest for the entire term does not exceed the Maximum Lawful Rate.

The Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, except any notice and grace periods provided in the Loan Agreement, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

If this Note is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including but not limited to reasonable attorneys' fees and expenses, incurred by the holder hereof.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN DALLAS COUNTY, TEXAS.

The indebtedness evidenced by this Note is given in amendment, restatement, extension and modification (but not in extinguishment or novation) of the indebtedness evidenced by that certain Guidance Term Note dated January 11, 2010 in the original principal amount of $1,000,000 executed by Maker and payable to the order of Lender.

[Remainder of Page Intentionally Left Blank.]

MAKER:

PIZZA INN, INC.,
a Missouri corporation

By:____________________________________
Name:
Title:

<u>EXHIBIT D</u>

Advance Request Form

[See Attached]

ADVANCE REQUEST FORM

TO: Amegy Bank National Association
2501 North Harwood
Dallas, Texas 75201
Attention: Monica Alexander

Ladies and Gentlemen:

Reference is made to the Loan Agreement dated as of January 11, 2010 between PIZZA INN, INC., a Missouri corporation, and its subsidiaries party thereto from time to time (individually and collectively, the "Borrower"), and AMEGY BANK NATIONAL ASSOCIATION (as may be amended, restated, modified and supplemented, the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein. The undersigned is an officer of the Borrower and is authorized to make and deliver this certificate pursuant to the Loan Agreement. Borrower hereby requests an Advance (the "Requested Advance") in accordance with the Loan Agreement.

In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certify that the following statements are true and correct:

(i) No Default or Material Adverse Effect has occurred and is continuing or would result from the Requested Advance.

(ii) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of such date, except to the extent such representations and warranties speak to a specific date.

(iii) If the Requested Advance is for a Revolving Credit Advance, then the amount of such Requested Advance, when added to the principal amount of all outstanding Revolving Credit Advances, will not exceed the amount of the Revolving Credit Commitment.

(iv) If the Requested Advance is for a Term Advance, then the amount of such Requested Advance, when added to the principal amount of all Term Advances, will not exceed the amount of the Guidance Loan Commitment.

(v) All information supplied below is true, correct, and complete as of the date hereof.

ADVANCE REQUEST INFORMATION

(a)	Type of Requested Advance:			___________
(b)	Amount of Requested Advance:		$	___________
(c)	Date of Requested Advance:			___________
(d)	For Revolving Credit Advance:			
	(i)	Outstanding principal amount of Revolving Credit Advances	$	___________
	(ii)	Outstanding LC Exposure	$	___________
	(iii)	Sum of line (i) <u>plus</u> line (ii)	$	___________
	(iv)	Borrowing Base as of most recent Borrowing Base Report (see attached Borrowing Base Report)	$	___________
	(v)	Revolving Credit Commitment	$	2,000,000
	(vi)	Net availability for the Revolving Credit Advance shall be equal to the lesser of line (iv) or line (v) <u>minus</u> line (iii)	$	___________
(e)	For Term Advance:			
	(i)	Aggregate principal amount of all Term Advances	$	___________
	(ii)	Guidance Loan Commitment	$	2,560,000
	(iii)	Hard cost of any new equipment or leasehold improvements related to requested Term Advance	$	___________
	(iv)	Net availability for the Term Advance shall be equal to the lesser of line (ii) <u>minus</u> line (i) or 65% of line (iii)	$	___________

BORROWER:

PIZZA INN, INC.

By: ______________________________
Name:
Title:

Dated as of: ______________________
[insert date of Requested Advance]